EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated February 15, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Taxable Income Series 93 as of February 15, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our reports in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
February 15, 2006